                                                EXHIBIT 12.01
                                       RATIO OF EARNINGS TO FIXED CHARGES

                                             CAPITAL SOURCE L.P.

                Three Months       Year            Year           Year           Year           Year
                   Ended           Ended           Ended          Ended          Ended          Ended
               March 31, 1999   Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995  Dec. 31, 1994
               --------------   -------------  -------------  -------------  -------------  -------------
Net Income         722,366        1,902,503      3,051,221      3,187,307      3,472,057      3,464,875
Interest                --               --             --             --             --             --
                   -------        ---------      ---------      ---------      ---------      ---------
                   722,366        1,902,503      3,051,221      3,187,307      3,472,057      3,464,875
                   -------        ---------      ---------      ---------      ---------      ---------
                   -------        ---------      ---------      ---------      ---------      ---------
Ratio**                N/A              N/A            N/A            N/A            N/A            N/A



                                           CAPITAL COURSE II L.P.-A

                Three Months       Year            Year           Year           Year           Year
                   Ended           Ended           Ended          Ended          Ended          Ended
               March 31, 1999   Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995  Dec. 31, 1994
               --------------   -------------  -------------  -------------  -------------  -------------
Net Income         452,062          881,115      1,654,005      2,123,037      2,173,096      2,021,288
Interest                --               --             --             --             --             --
                   -------        ---------      ---------      ---------      ---------      ---------
                   452,062          881,115      1,654,005      2,123,037      2,173,096      2,021,288
                   -------        ---------      ---------      ---------      ---------      ---------
                   -------        ---------      ---------      ---------      ---------      ---------
Ratio**                N/A              N/A            N/A            N/A            N/A            N/A



** Pretax income plus interest/interest
 * (Pretax income = net income)